UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2006

Ever-Glory International Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17870 Castleton Street #335, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 839-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2006, Registrant, through its wholly owned subsidiary, Perfect Dream Ltd, a British Virgin Islands corporation (“Perfect Dream”) entered into an Agreement for the Purchase and Sale of Stock (the “Agreement”) with Ever-Glory Enterprises (HK) Ltd, a Hong Kong corporation (“Seller”) pursuant to which Registrant has agreed to acquire and Seller has agreed to sell all of the Seller’s interest in Nanjing

New-Tailun Garments Co, Ltd, a Chinese limited liability company (“New-Tailun”). The Seller owns 100% of the total capital of Catch-Luck.

Pursuant to the terms of the Agreement, Registrant or Perfect Dream shall pay Seller an amount in Renminbi (“RMB”) equal to US$2,000,000 at the closing of the Transaction (the “Cash Purchase Price”) and Registrant will issue to Seller an amount in Registrant’s common stock equal to US$10,000,000 at the closing of the Transaction (the “Stock Purchase Price”). The number of shares of common stock to be delivered to Seller in satisfaction of the Stock Purchase Price shall be calculated based on the fair market value of Registrant’s common stock based on the preceding 30-day average of the high bid and the low ask price for Registrant’s common stock as quoted on the Over-the-Counter Bulletin Board as of the date of the closing. The Transaction will be consummated after the completion of the formalities for transfer, and receipt of approval by any and all appropriate government departments, including the Foreign Trade and Economic Cooperation Committee. The parties anticipate that the Transaction will close approximately 30 days after the date of the Agreement.

Seller is owned 100% by Yan Xiaodong, a director of Registrant. In addition, Registrant’s directors Yan Xiaodong, Li Ning and Sun Jiajun are also directors of New-Tailun. Mr. Yan, Li and Sun have disclosed such interests in full to the boards of directors of each of the parties to the Purchase Agreement. Seller and Registrant have received an opinion as to the fairness of the transaction from Savills Valuation and Professional Services Ltd, dated November 9, 2006. The Transaction was approved by the board of directors of the Registrant in accordance with the provisions of section 607.0832 of the Florida Business Corporation Act.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

2.1	Agreement for the Purchase and Sale of Stock dated November 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

/s/ Kang Yihua

Kang Yihua Chief Executive Officer and President

Date: November 9, 2006